UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 6, 2014

Griffin-American Healthcare REIT III, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-186073 (1933 Act)	46-1749436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in our Current Report on Form 8-K filed on October 8, 2014, we, through GAHC3 King of Prussia PA MOB, LLC, our wholly-owned subsidiary, entered into a purchase and sale agreement, or Purchase Agreement, on October 7, 2014, with Merion Building Associates, L.P., or Seller, an unaffiliated third party, for the purchase of a medical office building located in King of Prussia, Pennsylvania, or The Merion Building, for a purchase price of approximately $18,500,000 plus closing costs.

On November 6, 2014, we entered into a first amendment to the Purchase Agreement, or the First Amendment, with Seller. The material terms of the First Amendment provide for: (i) the execution of the First Amendment to constitute our Approval Notice as set forth in Section 3.5 of the Purchase Agreement with respect to all due diligence matters other than title, and survey and zoning matters; and (ii) an extension of the Title Review Date and Due Diligence Period, as such terms are defined in the Purchase Agreement, to expire on 5:00 p.m. Pacific time on November 13, 2014, to allow us to review title, survey and zoning matters, with all rights under Section 3.5 of the Purchase Agreement available to us. Notwithstanding the foregoing, for the purpose of calculating the closing date in Section 1.5 of the Purchase Agreement, the phrase “expiration of the Due Diligence Period” shall mean and refer to 5:00 p.m. Pacific time on November 6, 2014.

The material terms of the First Amendment are qualified in their entirety by the amendment attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	First Amendment to Purchase and Sale Agreement and Escrow Instructions by and between GAHC3 King of Prussia PA MOB, LLC and Merion Building Associates, L.P. dated November 6, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT III, Inc.

November 12, 2014	By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Purchase and Sale Agreement and Escrow Instructions by and between GAHC3 King of Prussia PA MOB, LLC and Merion Building Associates, L.P. dated November 6, 2014